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                                                                   EXHIBIT 10.20
                                  SUB-SUBLEASE


1. PARTIES. This Sub-Sublease is made and effective this 11th day of September, 1997 ("Effective Date") by and among Quickturn Design Systems, Inc., a Delaware corporation ("Sublessor"), Microcide Pharmaceuticals, Inc., a Delaware corporation ("Sub-Sublessor"), Alpha Blox Corporation ("Sub-Sublessee"), and Portola Land Company, a California limited partnership ("Master Lessor").

2. PREMISES. Sub-Sublessor hereby leases to Sub-Sublessee and Sub-Sublessee hereby sub-subleases from Sub-Sublessor for the Term (as defined below in Section 3), at the Rent set forth in Section 4 below, and upon all of the conditions set forth herein, that certain property situated in the County of Santa Clara, State of California, commonly known as 800 Maude Avenue and 830 Maude Avenue, Mountain View, CA 94040 and described as one (1) freestanding building consisting of approximately eighteen thousand forty (18,040) rentable square feet. (See attached Exhibit A for further description.)

3.    TERM:

3.1 TERM. The term of this Sub-Sublease shall be for approximately one (1) year (the "Term") commencing on or about November 1, 1997 ("Commencement Date") and ending on October 31, 1998, unless sooner terminated pursuant to any provision herein ("Termination Date"). Sub-Sublessee shall, at its option, have the right to extend the term of the Sub-Sublease for two (2) three (3) month extension periods. Sub-Sublessee must notify Sub-Sublessor in writing of its intention to exercise the first three (3) month extension no later than October 1, 1998. Sub-Sublessee must also notify Sublessor in writing of its intention to exercise the second three (3) month extension no later than December 1, 1998.

3.2 DELAY IN COMMENCEMENT. If for any reason Sub-Sublessor cannot deliver possession of the Premises to Sub-Sublessee on November 1, 1997, Sub-Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sub-Sublessee hereunder or extend the term of this Sub-Sublease. Notwithstanding the foregoing, Sub-Sublessee shall not be obligated to pay rent until Sub-Sublessor tenders possession of the Premises to Sub-Sublessee. If Sub-Sublessor has not delivered possession of the Premises by December 1, 1997, Sub-Sublessee may, at its option, notify Sub-Sublessor in writing on or before December 10, 1997, that Sub-Sublessee intends to cancel this Sub-Sublease. In the event of such cancellation, the parties shall be discharged from all obligations hereunder.

3.3 EARLY COMMENCEMENT. If Sub-Sublessee occupies the Premises prior to November 1, 1997, such occupancy shall be subject to all provisions of this Sub-Sublease, such occupancy shall not advance the Termination Date and Sub-Sublessee shall pay rent for such period at the initial monthly rates set forth below.

4.    RENT; OPERATING EXPENSES AND REAL ESTATE TAXES.

4.1   RENT FOR PREMISES. The Rent is calculated for the Premises as follows:

      800 Maude Avenue: 11/1/97 through 10/31/98          $1.95/sq.ft./month NNN

      Sub-Sublessee shall pay to Sub-Sublessor as rent for the Premises equal monthly payments of Thirty Five Thousand One Hundred Seventy Eight Dollars $35,178.00), in advance, on the first day of each month for months one (1) through twelve (12) of the Term (collectively,


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      the "Rent"). Sub-Sublessee shall pay to Sub-Sublessor on the Effective
      Date the sum of Thirty Five Thousand One Hundred Seventy Eight Dollars ($35,178.00) as payment for the first month's Rent. Sub-Sublessor shall apply any partial Rent payments made by Sub-Sublessee on a pro-rata basis toward the monthly Rent then due. Rent shall be payable in lawful money of the United States to Sub-Sublessor at the address stated herein or to such other persons or at such other places as Sub-Sublessor may designate in writing.

4.2 OPERATING EXPENSES; REAL ESTATE TAXES. This Sub-Sublease is a "Triple Net" or "NNN" Sub-Sublease and Sub-Sublessee shall be responsible for paying directly for services such as utilities, janitorial costs, all operating expenses and annual increases (including without limitation building and common area maintenance such as parking, landscaping and lighting), costs of insurance, repairs, operations and real property taxes. Sub-Sublessee shall have the right to verify all operating expenses.

5. SECURITY DEPOSIT. Sub-Sublessee shall deposit with Sub-Sublessor on the effective Date the sum of Thirty Five Thousand One Hundred Seventy Eight Dollars ($35,178.00), as security for Sub-Sublessee's faithful performance of its obligations hereunder (the "Security Deposit"). If Sub-Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sub-Sublease, Sub-Sublessor may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sub-Sublessor may become obligated by reason of Sub-Sublessee's default, or to compensate Sub-Sublessor for any loss or damage which Sub-Sublessor may suffer thereby. If Sub-Sublessor so uses or applies all or any portion of the Security Deposit, Sub-Sublessee shall, within ten
      (10) days after its receipt of Sub-Sublessor's written demand, deposit cash with Sub-Sublessor in an amount sufficient to restore the Security Deposit to the full amount set forth above. Sub-Sublessee's failure to do so shall be a material breach of this Sub-Sublease. Sub-Sublessor shall not be required to keep the Security Deposit separate from its general accounts. If Sub-Sublessee performs all of its obligations hereunder, following the Termination Date and after Sub-Sublessee has vacated the Premises, Sub-Sublessor shall return the Security Deposit (or the portion thereof which has not been applied by Sub-Sublessor) to Sub-Sublessee (or at Sub-Sublessor's option, to the last assignee, if any, of Sub-Sublessee's interest in the Sub-Sublease). No trust relationship is created herein between Sub-Sublessor and Sub-Sublessee with respect to the Security Deposit. No payment of interest or other incremental charge shall be payable to Sub-Sublessee for Sub-Sublessor's use of the Security Deposit.

6.    USE.

6.1 USE. The Premises shall be used and occupied by Sub-Sublessee only for research and development, office and administration, storage and other legal uses approved by the City of Mountain View.

6.2   COMPLIANCE WITH LAW.
      (a) SUB-SUBLESSOR'S WARRANTY RE: COMPLIANCE. As of the Commencement Date, Sub-Sublessor warrants to Sub-Sublessee that, to the best of Sub-Sublessor's knowledge and without independent investigation, the Premises, in their existing state, do not violate any applicable building code regulation or ordinance; provided, however, Sub-Sublessor's warranty is given without regard to the use for which Sub-Sublessee intends to use the Premises. Sub-Sublessor shall rectify promptly, at its sole cost and expense, any violation of such warranty, after written notice from Sub-Sublessee. Notwithstanding the foregoing, the Premises may not meet all requirements of the Americans with Disabilities Act ("ADA") and Sub-Sublessor makes no warranty nor assumes any liability with respect to ADA compliance. It shall be conclusively deeded that no violation of Sub-Sublessor's warranty


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      existed unless written notice to the contrary is received by Sub-Sublessor prior to the first anniversary of the Commencement Date.

      (b) SUB-SUBLESSEE'S COMPLIANCE. Except as provided in Section 6.2(a), Sub-Sublessee shall, at its sole expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term regulating Sub-Sublessee's use of the Premises. Sub-Sublessee shall not use or permit the use of the Premises in any manner that will tend to (i) create waste or a nuisance; or (ii) to disturb other tenants of the Premises, if there are multiple tenants in the building containing the Premises.

6.3   CONDITION OF PREMISES; IMPROVEMENTS.
      (a) "AS IS" CONDITION OF PREMISES. Sub-Sublessor shall provide Sub-Sublessee with sufficient opportunity to conduct its own review of all operating systems prior to the Commencement date. Operating systems will be in good condition on commencement of Sub-Sublease. Except as expressly provided in Section 6.2(a) and this Section 6.3, Sub-Sublessee hereby accepts (a) the Premises "AS IS' in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises; (b) this Sub-Sublease subject thereto; and (c) all matters disclosed thereby and in any exhibits attached to this Sub-Sublease. Notwithstanding the foregoing, prior to the Commencement Date, Sub-Sublessor shall clean the carpets and floors at the Premises and replace defective ceiling tiles and light bulbs. All other improvements shall be at Sub-Sublessee's sole expense. Sub-Sublessee acknowledges that neither Sub-Sublessor nor Sub-Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sub-Sublessee's business.

      (b) IMPROVEMENTS BY SUB-SUBLESSEE: Sub-Sublessee shall have the right to modify the building interiors of the Premises with Sub-Sublessor's, Sublessor's and Master Lessor's prior written consent, subject to the appropriate provisions of the Master Lease. Sub-Sublessor makes no representation as to the condition of these systems. To the best of Sub-Sublessor's knowledge, there are no permit violations of existing building improvements. Sub-Sublessee shall sublease the premises on an "as is" basis. Sub-Sublessee shall be allowed to make improvements to the premises at its sole cost and expense.

6.4 SUB-SUBLESSEE'S INDEMNIFICATION RE: HAZARDOUS SUBSTANCES. Sub-Sublessee shall indemnify, defend and hold Sub-Sublessor, Sublessor and Master Lessor, and each of their agents, employees and lenders, harmless from and against any and all losses, costs, claims, damages, liabilities and causes of action (including attorney's fees and costs and consultants' fees) arising out of or in any way connected with any hazardous substance located on the Premises immediately subsequent to the Commencement Date or any subsequent presence of hazardous substances on or about the Premises, including the soils and ground waters thereof, caused or permitted by Sub-Sublessee. Sub-Sublessee's obligations under this provision shall survive and expiration or termination of the Sub-Sublease.

7.    MASTER LEASE.

7.1 SUBLEASE, MASTER LEASE; CONFLICTS; DEFINITIONS. Sub-Sublessor is the Sublessee of the Premises by virtue of a sublease by and between Sub-Sublessor and Sublessor dated as of July 27, 1997 (the "Sublease"), a copy of which is attached hereto as Exhibit B-1 and incorporated herein by reference. Sublessor is the lessee of the Premises by virtue of a lease by and between Sublessor and Master Lessor dated April 26, 1994, as amended by that certain Addendum to Master Lease dated April 26, 1994 (collectively the "Master Lease"), a copy of which is attached hereto as Exhibit B-2 and incorporated herein by reference. This


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      Sub-Sublease is and shall be at all times subject and subordinate to the
      Sublease and the Master Lease. The terms, conditions and respective obligation of Sub-Sublessor and Sublessee to each other under this Sub-Sublease shall be the terms and conditions of the Sublease and the Master Lease except for those provisions of the Sublease and / or Master Lease which are expressly changed by this Sub-Sublease. In the event of any conflict between the terms of this Sub-Sublease and the terms of the Sublease and / or Master Lease, the terms of this Sub-Sublease shall control over the Sublease, and the terms of the Sublease shall control over the Master Lease. The term "Sublessor" in the Sublease shall be deemed in this Sub-Sublease to refer to the " Sub-Sublessor". The term "Sublessee" in the Sublease shall be deemed in this Sub-Sublease to refer to the " Sub- Sublessee ". The term "Lessor" in the Master Lease shall be deemed in this Sub-Sublease to refer to the "Sublessor". The term "Lessee" in the Master Lease shall be deemed in this Sub-Sublease to refer to the "Sublessee". Any capitalized terms not defined in this Sub-Sublease shall have the meaning ascribed to them by the Sublease and / or the Master Lease.

7.2 SUB-SUBLESSEE'S ASSUMPTION OF OBLIGATIONS. During the term and for all periods subsequent with respect to obligations which have arisen prior to the Termination Date, Sub-Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sub-Sublessor, Sublessor, and Master Lessor, each and every obligation of Sub-Sublessor under the Sublease ("Sub-Sublessee's Assumed Obligations"). Sub-Sublessee shall hold Sub-Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorney's fees, arising out of Sub-Sublessee's failure to comply with or perform Sub-Sublessee's Assumed Obligations.

7.3 SUB-SUBLESSOR'S COMPLIANCE WITH MASTER LEASE. Sub-Sublessor represents to Sub-Sublessee that as of the effective date the Sublease and Master Lease is in full force and effect and that no default exists on the part of any party to the Sublease or the Master Lease.

8.    ASSIGNMENT OF SUB-SUBLEASE AND DEFAULT.

8.1 ASSIGNMENT TO MASTER LESSOR. Sub-Sublessor hereby assigns and transfers to Sublessor its interest in this Sub-Sublease and all Rents (with the exception of fifty percent (50%) of the "Excess Rent"), subject however to terms of Paragraph 8.2 hereof. Sub-Sublessor retains all right, title and interest in and to fifty percent (50%) of the Excess Rent. "Excess Rent" is defined in Section 23 of the Addendum to the Master Lease as "any consideration payable to Lessee, after deducting therefrom all reasonable costs necessary to effect the assignment or sublet, including, without limitation, brokerage and attorneys' fees, advertising costs, redecorating costs, and the cost of Lessee of the installation of the Lessee Improvements in the Premises."

8.2 DEFAULTS BY SUB-SUBLESSOR. Sublessor and Master Lessor agree that unless and until Sub-Sublessor materially defaults on the Sublease, Sub-Sublessor may receive, collect and enjoy the rents accruing under this Sublease. However, if Sub-Sublessor defaults in the performance of its obligations to Sublessor, then Sublessor may, at its option, receive and collect, directly from Sub-Sublessee, all rent owing and to be owed under this Sub-Sublease; provided, however, Sublessor agrees that it shall only be entitled to fifty percent (50%) of the Excess Rent. Sublessor shall not, by reason of this assignment of the Sub-Sublease, nor by reason of the collection of the rents from the Sub-Sublessee, be deemed liable to Sub-Sublessee for any failure of the Sub-Sublessor to perform and comply with its obligations hereunder.

8.3 SUB-SUBLESSEE'S PAYMENT TO SUB-SUBLESSOR. Sub-Sublessor hereby irrevocably authorizes and directs Sub-Sublessee, upon receipt of any written notice from the Sublessor stating that a default exists in the performance of Sub-Sublessor under the Sublease to pay to

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      Sublessor the rents due and to become due under the Sub-Sublease.
      Sub-Sublessor agrees that Sub-Sublessee shall have the right to rely upon any such statement and request from Sublessor, and that Sub-Sublessee shall pay such rents to Sublessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sub-Sublessor to the contrary. Sub-Sublessor agrees that it shall have no right or claim against Sub-Sublessee for any such rents so paid by Sub-Sublessee.

8.4 NO MODIFICATIONS WITHOUT SUBLESSOR'S AND MASTER LESSOR'S CONSENT. No changes or modifications shall be made to this Sub-Sublease without the consent of Sublessor and Master Lessor.

9.    CONSENT OF MASTER LESSOR, SUBLESSOR TO SUB-SUBLEASE.

9.1 CONSENT. By executing this Sub-Sublease, Master Lessor and Sublessor hereby consent to the terms and conditions of this Sub-Sublease. Such consent will not release Sub-Sublessor from its obligation to pay rent and perform and comply with all of its obligations under the Sublease.

9.2 NO WAIVER. The acceptance of rent by Sublessor from Sub-Sublessee or any one else liable under the Sub-Sublease shall not be deemed a waiver by Sublessor of any provisions of the Sublease. The consent to this Sub-Sublease shall not constitute a consent to any subsequent subletting or assignment. In the event of any default of Sub-Sublessor under the Sublease, Sublessor may proceed directly against Sub-Sublessor or any one else liable under the Sublease or this Sub-Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Sublessor.

9.3 CONSENTS TO ADDITIONAL SUBLETTING. Master Lessor and Sublessor may consent to subsequent sublettings and assignments of the Master Lease, Sublease or this Sub-Sublease or any amendments or modifications thereto. Master Lessor and Sublessor shall promptly notify Sub-Sublessor of such proposed sublettings or assignments in writing.

9.4 ATTORNMENT. In the event that Sub-Sublessor defaults in its obligations under the Sublease, then Sublessor and / or Master Lessor, at its option and without being obligated to do so, may require Sub-Sublessee to attorn to Sublessor and / or Master Lessor. In such event, Sublessor and / or Master Lessor shall undertake the obligations of Sub-Sublessor under this Sub-Sublease from the time of the exercise of said option until the termination date. Notwithstanding the foregoing, Master Lessor nor Sublessor shall not be liable for any prepaid rents nor any security deposit paid by Sub-Sublessee, nor shall it be liable for any other defaults of the Sub-Sublessor under the Sub-Sublease.

9.5 MASTER LEASE IN GOOD STANDING. Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect. Sublessor acknowledges that, to the best of Sublessor's knowledge, no default presently exists under the Sublease of obligations to be performed by Sub-Sublessor and that the Sublease is in full force and effect.

9.6 COPIES OF DEFAULT NOTICES TO SUB-SUBLESSEE. In the event that Sub-Sublessor defaults under its obligations to be performed under the Sublease, Sublessor agrees to deliver to Sub-Sublessee a copy of any such notice of default. Sub-Sublessee shall have the right to cure any default of Sub-Sublessor described in any notice of default within ten (10) days after service of such notice of default on Sub-Sublessee. If such default is cured by Sub-Sublessee then Sub-Sublessee shall have the right of reimbursement and offset from and against Sub-Sublessor.

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IN WITNESS WHEREOF, the authorized representatives of each of the parties duly execute this Sub-Sublease in the county of Santa Clara, California, as of the date first written above.


SUBLESSOR: QUICKTURN DESIGN SYSTEMS, INC.

By: /s/ R. K. OSTBY
------------------------------------------------
Title:  Vice-President


SUB-SUBLESSOR: MICROCIDE PHARMACEUTICALS, INC.

By: /s/ MATTHEW J. HOGAN
------------------------------------------------
Title:  Chief Financial Officer


SUB-SUBLESSEE: ALPHA BLOX CORPORATION

By: /s/ JEREMY BROWN
------------------------------------------------
Title:  Vice-President / Chief Financial Officer


MASTER LESSOR: PORTOLA LAND COMPANY, A CALIFORNIA LIMITED PARTNERSHIP

By: /s/ WILLIAM HURWICK
------------------------------------------------
Title:  Managing Partner

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                                    EXHIBIT A

This exhibit is of a drawing that depicts the Site Plan for the Premises 800-850 Maude Avenue, Mountain View, California.





                                   EXHIBIT B-1

See Microcide's exhibit 10.19 as filed with the Securities and Exchange Commission.





                                   EXHIBIT B-2

See Microcide's exhibit 10.19 as filed with the Securities and Exchange Commission.



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